UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30,2006
CALAVO GROWERS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)
Registrant’s telephone number, including area code: (805) 525-1245
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURE

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a)	On January 30th, 2006, Calavo Growers, Inc. (the Company) has decided to restate its consolidated statements of cash flows to restate as non-cash investing and financing activities items that had previously been classified as cash flows from investing and financing activities. The restatement will not affect the Company’s consolidated balance sheets, consolidated statements of earnings or consolidated statements of stockholders’ equity.

The restatement involves restating the Company’s interim consolidated financial statements as of and for the three and nine months ended July 31, 2005 to correct amounts on the Company’s consolidated statement of cash flows. Specifically, the amounts presented in the Company’s consolidated statement of cash flows for the nine months ended July 31, 2005 reflect a correction in the presentation of the Company’s common stock issued in conjunction with acquiring Limoneira Company common stock, pursuant to a stock purchase agreement. We will present the portion of the transaction that was not settled in cash as a non-cash investing and financing activity, rather than as cash flows in the investing and financing activities sections of the consolidated statement of cash flows.

As a result of the foregoing, the Company intends to file a Form 10-Q/A for the three and nine months ended July 31, 2005, restating the consolidated statements of cash flows included in that report to restate the issuance of the Company’s common stock issued pursuant to the stock purchase agreement. The previously filed consolidated statements of cash flows should not be relied upon.

Our audit committee discussed the restatement shown above with Deloitte & Touche LLP, our independent registered public accounting firm.

The effects of the restatements will be as follows (amounts in thousands):

	As
	Previously
	Reported	As Restated
Cash flows from Investing Activities:
Cash settlement of acquisition of Limoneira Stock, net of our common stock issued	$(23,450)	$(13,450)
Net cash used in investing activities	(21,503)	(11,503)

Cash flows from Financing Activities:
Issuance of stock to Limoneira	10,000	—
Net cash provided by financing activities	18,079	8,079

Noncash investing and financing activities:
Issuance of our common stock in Limoneira transaction	$—	$10,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
January 30, 2006
By:	/s/ Lecil E. Cole

Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)